Exhibit 99.1

          FARO Technologies Announces $40.4 Million Private Placement



    LAKE MARY, Fla., Nov. 12 /PRNewswire-FirstCall/ -- FARO Technologies, Inc. (Nasdaq: FARO) today announced that it, together with the Company's two co-founders, have entered into an agreement with various institutional investors for a $40.4 million private placement of its common stock. Under the terms of the agreement, FARO agreed to sell 1,128,000 shares, or approximately 8% of total shares outstanding, and the two co-founders of the Company, Simon Raab and Gregory Fraser, agreed to sell 752,000 shares, or approximately 20% of their holdings, in the aggregate. The shares will be sold for $21.50 per share, resulting in total proceeds before placement agent fees and other offering expenses of $24.2 million and $16.2 million to the Company and the co-founders, respectively. The financing will be completed with a select group of institutional investors. The Company expects the private placement to be completed later today.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20000522/FLM035LOGO )

    "The proceeds from this private placement will enable FARO to continue the aggressive growth which we have been experiencing in spite of the sputtering economy," said Simon Raab, President and CEO. "In particular we will have the means to fund our manufacturing expansion in Europe, our expanded sales presence in Asia/Pacific, and although we have no specific plans at this time for an acquisition or other strategic transaction, we will have the ability to react quickly to any such an opportunity. Regarding the sale of shares by Greg and me, this amounts to approximately 20% of our stock, and is the only non-option related stock which we have sold since our IPO in 1997. Our personal interest in the company, therefore, remains very well-aligned with our fellow shareholders," Raab concluded.

    The common stock sold to the investors was not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Under the terms of the financing, FARO has agreed to file a registration statement with the Securities and Exchange Commission covering the offer and sale of the shares by investors.


    About FARO

    FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company's products allow manufacturers to perform three-dimensional inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors and thereby increases productivity and profitability for a variety of industries in FARO's worldwide customer base. Principal products include the FARO Gage(TM), Platinum and Titanium FaroArms(R), Control Station(R) measurement system, the Laser Tracker(R) and a CAM2(R) family of advanced CAD-based measurement and reporting software. FARO
Technologies is ISO 9001 certified and Guide 25 approved.   Learn more at
www.faro.com.


    This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as "may," "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "will," "should," "could," and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.


    Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, the failure to consummate the private placement of our common stock. Forward-looking statements in this release represent the Company's judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.